POWER OF ATTORNEY


	The undersigned hereby makes, constitutes and appoints each of Martin M. Cohen,
Charlene R. Herzer, Jeanne Greeley O'Regan, Anna Xanthos, W. Gary Beeson, Jacob
E. Tyler, Tara M. Giannone and Melissa Bybee to act severally and not jointly, as his true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to make any and all required or voluntary filings under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the applicable rules and regulation thereunder, with the SEC, and any and all applicable stock exchanges, Morgan Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange
Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley.  This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley.

	IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 26th day of June, 2009.



By:	/s/ James H. Hance, Jr.